Exhibit 99.1

For Immediate Release

MediaNet Group Completes Private Placement Led by Noble Financial Group;
Leading Online Mall Developer Funded Through Anticipated Profitability

MARGATE, FL -- December 26, 2007 -- MediaNet Group Technologies, Inc. (OTCBB: MEDG), a leading developer of private branded web malls and online affinity programs through its BSP Rewards subsidiary, announced today that it has completed a private placement of 6 million shares of common stock to a group of new and existing institutional and accredited investors for approximately $600,000 in gross proceeds. Noble Financial Group acted as the lead placement agent in the transaction.

Martin Berns, Chief Executive Officer of MediaNet Group Technologies, stated, “We are pleased by the confidence and commitment shown by the group of investors who participated in our private placement. This group includes new investors as well as existing shareholders who share the enthusiasm of our management team in the prospects for MediaNet and the value of our leading online mall platform and affinity program. The capital provided by this private placement should fund the Company through the point at which we reach profitability, anticipated to occur in 2008. MediaNet’s transaction oriented business model, similar to credit card companies who take a percentage of all purchases, is extremely leverageable with very high margins, and capitalizes on the substantial growth of online shopping.”

The shares sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. The shares were offered and sold only to institutional and accredited investors. This news release is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

About MediaNet Group Technologies, Inc.:

MediaNet Group Technologies, Inc. (OTCBB: MEDG) encompasses an integrated group of operating divisions that revolve around the many aspects of technology, including branded rewards programs, web mall programs, and online media intellectual properties. Additional information on MediaNet Group Technologies can be found on the Internet at www.medianetgroup.com.

MediaNet Group Technologies has developed unique proprietary platforms, software and solutions for every size business. The Company offers extremely affordable, simple, immediate implementation, delivered as feature rich turnkey rewards and loyalty enterprise solutions for corporations interested in expanding their web presence and enhancing customer relations – turning operational costs into profit centers.

BSP Rewards, Inc., a wholly owned subsidiary of MediaNet Group Technologies, builds, brands, customizes and administers proprietary loyalty/rewards/mall program for each client and organization and is also a value added element layered onto debit and stored value cards. Members receive up to 15% in rewards and up to 60% in discounts when purchasing merchandise and other products from the nation’s best retailers through the BSP network. Strategic relationships entered into as part of the Company’s branded web mall concept includes leading retailers such as Macy’s, Target, Starbucks, Blockbuster, Old Navy, Target, CompUSA, Budget Rent-a-Car and 700 other merchants. With over 50 web malls already developed and in use, BSP Rewards currently serves nearly 1 million registered users. A typical BSP Rewards Mall may be seen at www.bigbrandmall.com and details about the program can be viewed at www.bsprewards.com.

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“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. MediaNet Group Technologies, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.

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Contacts:

MediaNet Group Contact	Investor Relations Contact
Martin Berns	Jordan Darrow
Chief Executive Officer	Darrow Associates, Inc.
954-974-5818 ext. 202	631-367-1866
martin@medianetgroup.com	jdarrow@darrowir.com